                       [LETTERHEAD OF SOUTHERN PACIFIC]


FOR MORE INFORMATION CONTACT:

Peter Makowiecki, CPA                     David Kiser, CPA
Chief Financial Officer                   Director of Corporate Communication
Southern Pacific Funding Corporation      Southern Pacific Funding Corporation
(503) 684-3338                            (503) 684-4717


                SOUTHERN PACIFIC FUNDING CORPORATION ANNOUNCES
                         RECORD THIRD QUARTER RESULTS

 SIXTH CONSECUTIVE QUARTER OF GREATER THAN 100 PERCENT YEAR-OVER-YEAR GROWTH

LAKE OSWEGO, OR-October 9, 1997-Southern Pacific Funding Corporation (NYSE:SFC) today announced record net earnings for the third quarter of 1997 on strong loan originations and total revenue.

Net earnings for the quarter ended September 30, 1997 increased 68% to $13.8 million, compared with $8.2 million for the quarter ended September 30, 1996. On a fully diluted per share basis, earnings per share for the third quarter of 1997 were $0.57. calculated on 25.5 million shares, compared to $0.37 for the third quarter of 1996, calculated on 22.1 million shares. Revenues for the quarter ended September 30, 1997 were $50.1 million, a 139% increase over revenues of $21.0 million in the third quarter of 1996.

"Strong loan origination growth contributed to another successful quarter for Southern Pacific Funding," commented Robert W. Howard, CEO and Vice-Chairman. "Southern Pacific remains sharply focused on low-cost loan originations and efficient operations while delivering superior value to our brokers and customers. This is our sixth consecutive quarter of publicly reporting greater than 100 percent growth in loan originations and total revenues."

Net earnings for the nine months ended September 30, 1997 increased 127% to $39.9 million, compared with $17.6 million for the nine months ended September 30, 1996. On a fully diluted per share basis, earnings per share for the nine months ended September 30, 1997 were $1.65 calculated on 25.4 million shares, compared to $0.93 for the nine months ended September 30, 1996, calculated on
19.0 million shares. Revenues for the nine months ended September 30, 1997 were $129.8 million, 177% increase over revenues of $46.8 million for the comparable period of 1996.

Loan Production
---------------

Total loan origination and purchase volume increased to $578.6 million for the third quarter of 1997, an increase of 151% from $230.3 million for the corresponding period of 1996. Non-conforming home equity loans originated through mortgage broker channels (wholesale originations) increased to $354.1 million, compared to $152.8 million for the third quarter of 1996.

Loan originations through Southern Pacific Funding's Consumer Loan Division continued to increase in the quarter. First and second lien mortgages originated through direct retail and wholesale channels were $45.4 million for the third quarter of 1997, compared to retail originations of $0.3 million for the third quarter of 1996.

Non-conforming home equity loans purchased from third party originators (correspondent acquisitions) decreased 35% to $50.1 million compared to $77.2 million for the third quarter of 1996. Non-conforming home equity loans acquired through strategic alliances increased 105% to $96.0 million compared to $46.9 million for the second quarter of 1997. (The strategic alliance program began in the fourth quarter of 1996.) During the quarter Southern Pacific announced the signing of a $600 million strategic alliance with Liberty Lending Corporation of Vienna, Virginia to provide non-conforming loan originations and purchases.

Quality of Earnings
-------------------

During the quarter the Company completed a $450 million non-conforming home equity loan securitization. The third quarter securitization trust included loans originated by the Company and its subsidiaries, National Capital Funding and Oceanmark Financial Services, and through its strategic alliances with BOMAC Capital Mortgage, American Funding Group Inc. and Liberty Lending Corporation. In addition, the Company sold an interest-only certificate which raised in excess of $5.2 million at closing of the securitization.

Gain on sale revenue recorded during the third quarter of 1997 was $39.6 million, compared to $15.2 million for the comparable period of 1996. In calculating the gain on sale of loans sold into the third quarter's REMIC, the Company implemented more conservative prepayment and loss assumptions. Third quarter 1997 fully diluted earnings per share was reduced approximately $0.04 by these changes in accounting estimates. The Company also completed whole loan sales of $129.1 million during the quarter ended September 30, 1997, including $65.4 million of non-conforming loans originated in the United Kingdom and $53.8 million of commercial loans originated through National Capital Funding.

Credit Quality
--------------

Southern Pacific Funding's total loans serviced at September 30, 1997 were $1.9 billion, a record high, compared to $651.3 million as of September 30, 1996. As anticipated by management, the delinquency rate on Southern Pacific's servicing portfolio at September 30, 1997 decreased to 4.5% of the servicing portfolio, compared to the second quarter delinquency rate of 4.8%. Loans in default increased moderately to 4.7% of the servicing portfolio, compared to 3.9% in default as of June 30, 1997.

During the third quarter 1997 Southern Pacific experienced net losses of $1.4 million or 0.32% of the average servicing portfolio on an annualized basis for the third quarter of 1997. Included in the Company's valuation of interest-only and residual interest are assumptions relative to credit losses. The undiscounted impact of these assumptions as of September 30, 1997 was $32.0 million or 1.9% of securitized loans sold into REMICs, compared to 1.8% as of June 30, 1997. Of the $1.9% billion servicing portfolio as of September 30, 1997, $1.7 billion has been sold into REMICs and subject to credit enhancement requirements of the securitization. Cash invested in over-collateralization of REMIC pools as of September 30, 1997 was $40.5 million.

Southern Pacific Funding Corporation is a Lake Oswego, Oregon based international specialty finance company engaged in the business of originating, purchasing and selling home equity loans made to borrowers whose borrowing needs may not be met by traditional financial institutions.

The statements in this press release that are not historical in fact are forward-looking statements. Actual results may differ from those projected in the forward-looking statements. There are a number of important factors that could cause the actual results of Southern Pacific Funding Corporation to differ materially from those indicated in such forward-looking statements. Those factors include, but are not limited to, residential real estate values, competition, general economic conditions such as changes in interest rates and the demand for non-conforming loans, availability of funding, loan prepayment rates, delinquency and default rates and changes which influence the loan securitization market generally. The Company assumes no obligation to update the information included in this press release.


   More information can be found on Southern Pacific Funding Corporation on the Internet @

                    http://www.businesswire.com/cnn/sfc.htm


                            Financial Tables Follow

                     SOUTHERN PACIFIC FUNDING CORPORATION
                         CONSOLIDATED INCOME STATEMENT

                                                    For the Quarter Ended
                                           -----------------------------------------------
                                           September 30,       June 30,       September 30,
                                               1997              1997             1996
                                           -------------     -----------      -------------
Revenues:
  Gains on sales of loans                  $39,647,780       $33,864,920      $15,245,040
  Interest income                          $11,282,263       $ 9,987,773      $ 3,358,564
  Provision for pool buyout                $  (443,952)      $(2,550,000)     $         0
  Miscellaneous income                     $  (384,908)      $ 1,393,235      $ 2,393,869
                                           -----------       -----------      -----------
    Total revenue                          $50,101,183       $42,695,928      $20,997,473

Expenses:
  Interest on borrowings                   $ 8,593,881       $ 5,775,349      $ 1,390,511
  G&A and personnel expenses               $17,840,842       $13,973,821      $ 5,313,009
                                           -----------       -----------      -----------
    Total expenses                         $26,434,723       $19,749,170      $ 6,703,520
                                           -----------       -----------      -----------

Earnings before taxes                      $23,666,460       $22,946,758      $14,293,953
Income taxes                               $ 9,821,581       $ 9,521,465      $ 6,074,964
                                           -----------       -----------      -----------
Net earnings                               $13,844,879       $13,425,293      $ 8,218,989
                                           ===========       ===========      ===========

Fully diluted earnings per share           $      0.57       $      0.56      $      0.37

Weighted average number of shares
outstanding--Dilutive                       25,481,808        25,431,262       22,132,956

Primary earnings per share                 $      0.62       $      0.61      $      0.37

Weighted average number of shares
outstanding--Primary                        22,330,683        22,019,827       22,132,956


                     SOUTHERN PACIFIC FUNDING CORPORATION
                          CONSOLIDATED BALANCE SHEET

                                                                             For the Quarter Ended
                                                               -------------------------------------------------
                                                               September 30,        June 30,       September 30,
                                                                   1997               1997             1996
                                                               -------------     -------------     -------------
ASSETS
Cash                                                           $ 27,732,088      $ 16,253,655      $ 12,846,933
Loans held for sale                                            $213,915,174      $230,530,423      $157,953,455
Interest-only and residual certificates                        $216,179,202      $172,663,986      $ 58,853,739
Other assets                                                   $ 38,507,757      $ 22,731,526      $  5,475,396
                                                               ------------      ------------      ------------
     Total assets                                              $496,334,221      $442,179,590      $235,129,523
                                                               ============      ============      ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Borrowings under warehouse lines of credit                     $192,595,674      $191,974,065      $141,078,418
Convertible subordinated debentures                            $ 75,000,000      $ 75,000,000      $          0
Notes payable                                                  $ 32,760,310      $          0      $          0
Deferred tax liability                                         $ 41,098,277      $ 35,709,371      $ 15,613,807
Other liabilities                                              $ 29,589,981      $ 28,198,601      $  3,405,942
                                                               ------------      ------------      ------------
     Total liabilities                                         $371,044,242      $330,882,037      $160,098,167

Stockholders' equity                                           $125,289,979      $111,297,553      $ 75,031,356
                                                               ------------      ------------      ------------
     Total liabilities and stockholders' equity                $496,334,221      $442,179,590      $235,129,523
                                                               ============      ============      ============


                     SOUTHERN PACIFIC FUNDING CORPORATION
                           SUPPLEMENTARY STATISTICS

                                       -------------------------------------
                                               For the Quarter Ended
                                       -------------------------------------
                                                   September 30,
                                                        1997
                                       -------------------------------------
                                           Weighted       Weighted   Average
                                       Average Interest  Average LTV  Loan
                                           Rate                      Balance
                                       -------------------------------------
                                         Fixed - ARM
                                       -------------------------------------
Wholesale (mortgage broker
 originations)                           11.8%  10.6%      72.9%     $86,146
Correspondent (correspondent lender
 purchases)                              11.7%   9.8%      75.4%     $97,243
Strategic alliances                      11.1%  10.2%      79.3%    $139,803
Consumer                                 14.1%   8.8%      59.4%     $35,802

                                                 For the Quarter Ended
                                       --------------------------------------
Loans Originated and Purchased         September 30,  June 30,  September 30,
                                            1997        1997         1996
                                       --------------------------------------
 Non-conforming:
 ---------------
 Wholesale (mortgage broker
  originations)                        $354,147,249 $297,845,233 $152,771,807
 Correspondent (correspondent lender
  purchases)                           $ 50,080,303 $ 74,586,123 $ 77,236,693
 Strategic alliances                   $ 96,044,389 $ 46,872,305 $          0
 Consumer                              $ 45,433,065 $ 20,324,839 $    313,900
                                       ------------ ------------ ------------
   Total non-conforming                $545,705,006 $439,628,500 $230,322,400
                                       ------------ ------------ ------------
 Commercial:                           $ 32,925,000 $ 20,955,000 $          0
 -----------                           ------------ ------------ ------------
   Total originations and purchases    $578,630,006 $460,583,500 $230,322,400
                                       ============ ============ ============
                                                  For the Quarter Ended
                                       --------------------------------------
                                       September 30,  June 30,  September 30,
      Credit Rating                        1997         1997        1996
-----------------------------          --------------------------------------
            A                                26%          20%         14%
            A-                               32%          37%         53%
            B                                19%          21%         20%
            C                                 6%           6%          9%
            D                                 8%           9%          4%
     Not rated (London)                       9%           7%          0%

                     SOUTHERN PACIFIC FUNDING CORPORATION
                           SUPPLEMENTARY STATISTICS


                             LOAN DELINQUENCIES AND
                                    DEFAULTS

                                  As of September 30, 1997       As of June 30, 1997
                                  ------------------------      ----------------------
                                   Amount         Percent       Amount         Percent
                                  ------------------------      ----------------------
Loans serviced                     $1,905,645,515     100%      $1,600,646,215  100.0%
Delinquencies:
--------------
30-59 days delinquent              $   51,982,735     2.7%      $   46,465,125    2.9%
60-89 days delinquent              $   21,359,700     1.1%      $   19,442,241    1.2%
90 days or more delinquent         $   11,921,042     0.7%      $   11,799,975    0.8%
                                   ----------------------       ---------------------

     Total delinquencies           $   85,263,477     4.5%      $   77,707,041    4.8%
                                   ======================       =====================
Defaults:
---------
Foreclosure                        $   73,033,717     3.8%      $   49,985,479    3.1%
Bankruptcies                       $   17,156,313     0.9%      $   11,916,349    0.7%
                                   ----------------------       ---------------------

     Total defaults                $   90,190,030     4.7%      $   61,901,828    3.9%
                                   ======================       =====================

Real estate owned                  $   10,742,231     0.6%      $    8,092,483    0.5%

                                      ###